Exhibit 99.3

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

RICHARD A. OTT

This First Amendment (the “First Amendment”) to that certain Amended and Restated Employment Agreement (the “Agreement”) dated effective as of December 8, 2009 by and among Kraton Performance Polymers, Inc. (f/k/a Polymer Holdings LLC) (the “Parent”), a Delaware corporation, Kraton Polymers LLC (“Kraton,” or the “Company”), a Delaware limited liability company and wholly-owned subsidiary of the Parent, and Richard A. Ott (“Executive”) is entered into effective as of October 12, 2010. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

In consideration of the covenants and agreements of the parties set forth below and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 4 of the Agreement is deleted in its entirety and replaced with the following:

“Incentive Compensation. With respect to the first partial fiscal year and each full fiscal year during the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) equal to (i) up to fifty percent (50%) of the Executive’s Base Salary (the “Target”) based upon the achievement of performance objectives established by the Board, and (ii) up to two hundred percent (200%) of the Target if such performance objectives are exceeded due to extraordinary performance, as determined by the Board.”

2. All other provisions of the Agreement remain in full force and effect and are not altered by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date set forth above.

EXECUTIVE:		PARENT:
Kraton Performance Polymers, Inc.

/s/ Richard A. Ott		/s/ Stephen W. Duffy
Richard A. Ott		Stephen W. Duffy,
Date:	11/1/2010	Vice President, General Counsel & Secretary
		Date:	11/5/2010

COMPANY:
Kraton Polymers LLC

/s/ Stephen W. Duffy
Stephen W. Duffy,
Vice President, General Counsel & Secretary
		Date:	11/5/2010